Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

WINTERGREEN ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	6,294,375	$10.295	$64,800,590.63	0.0001381	$8,948.96
Total Offering Amounts					$64,800,590.63		$8,948.96
Total Fees Previously Paid							$0.00
Total Fee Offsets							$261.04(3)
Net Fee Due							$8,687.92

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date of Fee Offset Source	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims	Wintergreen Acquisition Corp.	S-1	333-286795	April 28, 2025		$237.31	Equity	Units, Ordinary Shares	155,000	$1,550,000
Fee Offset Claims	Wintergreen Acquisition Corp.	S-1	333-286795	April 28, 2025		-	Equity	Whole Rights included as part of the units	15,500(4)
Fee Offset Claims	Wintergreen Acquisition Corp.	S-1	333-286795	April 28, 2025		$23.73	Equity	Ordinary Shares underlying Rights	15,500(4)	$155,000
Fee Offset Sources	Wintergreen Acquisition Corp.	S-1	333-286795		April 28, 2025	$261.04(3)

(1)	The number of ordinary shares of Wintergreen Acquisition Corp. (the “Registrant”) being registered represents the number of pre-existing public ordinary shares of the Registrant that are currently outstanding. Pursuant to Rule 145a under the Securities Act of 1933, as amended (the “Securities Act”), the business combination transaction described in this proxy statement/prospectus is deemed to involve a sale of the Registrant’s securities to its existing shareholders. Accordingly, this registration statement registers the deemed exchange of the Registrant’s pre-existing public ordinary shares. In accordance with Section 4(a)(2) of the Securities Act, the ordinary shares to be issued to the securityholders of KIKA in connection with the business combination are strictly exempt from registration and are not being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is based upon the average of the high and low prices of the Registrant’s public ordinary shares as reported on the Nasdaq Stock Market on April 13, 2026, which was $10.295 per share.
(3)	The Registrant previously registered 5,750,000 units (including 750,000 units subject to the underwriters’ over-allotment option) on its Registration Statement on Form S-1 (File No. 333-286795). The underwriters partially exercised their over-allotment option to purchase 595,000 units, leaving 155,000 units unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting a total of $261.04 in filing fees previously paid (at a rate of 0.000153100) against the registration fee currently due for this Form S-4. This offset is comprised of: (i) $237.31 associated with the 155,000 unsold units (at an aggregate offering price of $1,550,000) and (ii) $23.73 associated with the 15,500 ordinary shares underlying the whole rights included in such unsold units (at an aggregate offering price of $155,000). The 15,500 whole rights included in the unsold units were registered under Rule 457(g) and did not require an additional filing fee.
(4)	Reflects the deregistration of 15,500 whole rights and 15,500 ordinary shares underlying such rights, representing the proportional amount associated with the 155,000 unissued over-allotment units. The Registrant notes that while its current memorandum and articles of association provide for a rights conversion ratio of one-eighth (1/8) of one ordinary share per right, the registration fee for these underlying shares was originally paid on the Registrant’s Form S-1 (File No. 333-286795) based on a 1-for-10 conversion ratio. In accordance with Rule 457(p), the fee offset claimed herein is limited to the actual registration fee previously paid to the Commission at the time of the initial 1-for-10 registration.